CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Fund Series Trust of our reports dated as indicated in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended February 28, 2018. We also consent to the references to us under the headings “Financial Highlights”, “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

June 26, 2018

Appendix A

Fund Name	Date of Most Recent Audited Report
Columbia Convertible Securities Fund	4/20/2018
Columbia Large Cap Enhanced Core Fund	4/20/2018
Columbia Large Cap Growth Fund III	4/20/2018
Columbia Large Cap Index Fund	4/20/2018
Columbia Mid Cap Index Fund	4/20/2018
Columbia Select Mid Cap Value Fund (formerly known as Columbia Mid Cap Value Fund)	4/20/2018
Columbia Overseas Value Fund	4/20/2018
Columbia Select Global Growth Fund	4/20/2018
Columbia Select International Equity Fund	4/20/2018
Columbia Select Large Cap Equity Fund	4/20/2018
Columbia Small Cap Index Fund	4/20/2018
Columbia Small Cap Value Fund II	4/20/2018